Exhibit 99.2	Earnings News Release Dated April 6, 2004

News from UTi

Contacts:

Lawrence R. Samuels	Cecilia Wilkinson/Angie Yang
Chief Financial Officer	PondelWilkinson Inc.
UTi Worldwide Inc.	323.866.6004
310.604.3311	investor@pondel.com

UTi WORLDWIDE REPORTS EIGHTH CONSECUTIVE QUARTER OF YEAR-OVER-YEAR GROWTH
IN REVENUE AND INCOME

— NextLeap Strategy Drives 23% Increase in Net Revenue for Fourth Quarter Fiscal 2004 —

Rancho Dominguez, California – April 6, 2004 – UTi Worldwide Inc. (NASDAQ NM: UTIW) today reported strong financial results for the three- and twelve-month periods ended January 31, 2004, reflecting solid gains in gross and net revenue, operating income and net income, over comparable year-earlier results.

For the fiscal 2004 fourth quarter, gross revenues increased 23 percent to $415.3 million from $338.1 million in the corresponding period last fiscal year. Net revenues for the fiscal 2004 fourth quarter totaled $163.3 million, up 23 percent from $132.8 million in the fourth quarter of fiscal 2003.

“Once again, UTi achieved solid gains in gross and net revenues across all service categories over the prior-year comparable period,” said Roger I. MacFarlane, chief executive officer of UTi Worldwide. “Our airfreight forwarding operations continued to perform well, posting a 26 percent increase in net revenues from last fiscal year’s fourth quarter, which included one month of heightened airfreight volumes related to last year’s West Coast port lock-out. We are also pleased that airfreight yields for the fiscal 2004 fourth quarter remained level with the immediately preceding third quarter at 27 percent, as compared with 26 percent in the fiscal 2003 fourth quarter.”

In the fiscal 2004 fourth quarter, ocean freight forwarding net revenues advanced 17 percent; customs brokerage net revenues grew 6 percent; and contract logistics net revenues rose 19 percent, when compared with the year-ago fiscal fourth quarter.

“All geographic regions of UTi’s global network contributed to gross revenue and net revenue gains in the fourth quarter of fiscal 2004, over the prior-year comparable period,” MacFarlane said. “Our Asia Pacific operations posted a 21 percent increase in net revenues. Despite weak economic conditions in Europe, our operations in this region delivered growth of 44 percent in net revenues for the quarter, helped by a decline in the U.S. dollar, compared with last year. Currency exchange rates also boosted Africa’s results, which posted a 45 percent increase in net revenues in the fiscal 2004 fourth quarter when compared to the prior year comparable period. The Americas recorded net revenue gains of 5 percent from the year-ago fourth quarter.”

Exhibit 99.2	Earnings News Release Dated April 6, 2004

Operating income in the fiscal 2004 fourth quarter increased 26 percent to $15.0 million from $11.9 million in the prior-year fourth quarter. Operating margin, which is operating income expressed as a percentage of net revenues, equaled 9.2 percent in the fourth quarter, compared with 9.0 percent in the fiscal 2003 fourth quarter.

Net income for the fiscal 2004 fourth quarter rose 67 percent to $12.2 million, or $0.38 per diluted share, based on 31.7 million weighted average shares outstanding. The fiscal 2004 fourth quarter benefited by a change in the estimated effective tax rate for the fiscal year which resulted in an increase in net income of approximately 3 cents per diluted share. In the prior-year fourth quarter, the company recorded net income of $7.3 million, or $0.26 per diluted share, based on 28.7 million weighted average shares outstanding. UTi’s secondary offering of 4.6 million ordinary shares in December 2002 resulted in 11 percent more weighted average shares outstanding for the fiscal 2004 fourth quarter, compared with the corresponding prior-year period.

“We are extremely proud of the solid execution made in our eighth quarter since beginning our five-year strategic NextLeap journey,” said MacFarlane. “NextLeap continues to guide the path for all our initiatives at UTi, and quarter by quarter, the global UTi team has delivered greater value to new and existing customers, and increases in revenues, operating income and net income, compared with year-earlier results.”

Full Year Review

For the year ended January 31, 2004, gross revenues advanced 28 percent to $1.5 billion from $1.2 billion a year ago. Net revenues for fiscal 2004 totaled $596.1 million, a 47 percent increase over $404.8 million last year. Standard Corporation, which was acquired effective October 2002, contributed to both gross and net revenues for the last quarter of fiscal 2003, compared with its contribution for the full twelve months in fiscal 2004.

Operating income for the year totaled $59.1 million, a 30 percent increase over $45.5 million in fiscal 2003. Operating margin (operating income expressed as a percentage of net revenues) equaled 9.9 percent in the current twelve-month period, compared with 11.2 percent a year ago, reflecting the impact of a full year’s contribution from Standard, which traditionally operates at a lower operating margin when compared to other UTi operations.

Net income for fiscal 2004 rose 53 percent to $44.8 million, compared with $29.3 million a year earlier. On a per share basis, net income climbed to $1.42 per diluted share, based on 31.5 million weighted average shares outstanding, from $1.11 per diluted share, based on 26.5 million weighted average shares outstanding, in fiscal 2003.

MacFarlane added: “Fiscal 2004 results underscore the soundness of UTi’s vision of global integrated logistics. As we look back on the first two years of our NextLeap journey, we are proud of the accomplishments made by the UTi team in building a strong platform designed to support growth on many levels for years to come. Emblematic of NextLeap’s influence on our success is our recent introduction of eMpower5, UTi’s proprietary information technology system that provides global visibility across all facets for our customers’ supply chains in one application view. We believe we are well positioned to continue making progress as we focus on global

Exhibit 99.2	Earnings News Release Dated April 6, 2004

integrated logistics solutions and becoming the primary logistics partner with more of our strategic customers.” At January 31, 2004, the company reported total cash and cash equivalents, net of outstanding bank lines of credit and short-term bank borrowings, of $137.2 million, compared with $125.5 million at January 31, 2003.

About UTi Worldwide

UTi Worldwide Inc. is an international, non-asset based global integrated logistics company providing air and ocean freight forwarding, contract logistics, customs brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including customers operating in industries with unique supply chain requirements such as the pharmaceutical, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to deliver competitive advantage to each of its customers’ global supply chains.

Investor Conference Call

UTi management will host an investor conference call today, Tuesday, April 6, 2004, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financials and operations for the fourth quarter and year ended January 31, 2004. The call will be open to all interested investors through a live, listen-only audio Web broadcast via the Internet at www.go2uti.com and www.fulldisclosure.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from 10:00 a.m. PDT, Tuesday, April 6, through 5:00 p.m. PDT, Friday, April 9, by calling 800-633-8284 (domestic) or 402-977-9140 (international) and using Reservation No. 21190318.

Safe Harbor Statement

Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of its growth strategy and integration of acquisitions. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including increased competition; integration risks associated with acquisitions; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and Europe; risks of international operations; the success and effects of new strategies; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions

Exhibit 99.2	Earnings News Release Dated April 6, 2004

could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. The historical results achieved by the company are not necessarily indicative of its future prospects. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

(Tables Follow)

Exhibit 99.2	Earnings News Release Dated April 6, 2004

UTi Worldwide Inc.
Condensed Consolidated Income Statements
(in thousands, except share and per share amounts)

	Three months ended		Twelve months ended
	January 31,		January 31,
	2004	2003	2004	2003
	(Unaudited)
Gross revenues:
Airfreight forwarding	$198,488	$164,406	$720,689	$621,905
Ocean freight forwarding	104,023	74,464	360,253	283,869
Customs brokerage	18,429	17,448	67,859	64,221
Contract logistics	60,354	49,973	229,709	101,294
Other	34,042	31,771	124,365	98,771

Total gross revenues	$415,336	$338,062	$1,502,875	$1,170,060

Net revenues:
Airfreight forwarding	$53,446	$42,450	$198,822	$157,493
Ocean freight forwarding	21,028	18,039	75,131	66,554
Customs brokerage	17,714	16,682	65,532	61,105
Contract logistics	51,784	43,367	192,969	79,517
Other	19,346	12,261	63,687	40,121

Total net revenues	163,318	132,799	596,141	404,790

Staff costs	86,967	68,927	318,727	204,971
Depreciation and amortization	4,056	3,557	14,806	11,174
Amortization of intangible assets	179	128	663	198
Other operating expenses	57,149	48,278	202,874	142,942

Operating income	14,967	11,909	59,071	45,505
Interest income/(expense), net	74	(60)	1,041	(486)
Losses on foreign exchange	(329)	(1,016)	(341)	(1,725)

Pretax income	14,712	10,833	59,771	43,294
Provision for income taxes	(2,230)	(3,307)	(13,403)	(12,492)

Income before minority interests	12,482	7,526	46,368	30,802
Minority interests	(279)	(198)	(1,597)	(1,508)

Net income	$12,203	$7,328	$44,771	$29,294

Basic earnings per ordinary share	$0.40	$0.26	$1.48	$1.13
Diluted earnings per ordinary share	$0.38	$0.26	$1.42	$1.11
Number of weighted-average shares outstanding used for per share calculations
Basic shares	30,454,062	27,740,029	30,291,543	25,932,164
Diluted shares	31,745,844	28,673,009	31,479,887	26,504,401

Exhibit 99.2	Earnings News Release Dated April 6, 2004

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of January 31,
	2004	2003
ASSETS
Cash and cash equivalents	$156,687	$168,125
Trade receivables, net	280,044	247,893
Deferred income tax assets	6,534	1,592
Other current assets	33,420	30,492

Total current assets	476,685	448,102
Property, plant and equipment, net	54,421	44,566
Goodwill and other intangible assets, net	158,567	125,641
Investments	1,117	847
Deferred income tax assets	2,384	1,227
Other non-current assets	10,167	6,692

Total assets	$703,341	$627,075

LIABILITIES & SHAREHOLDERS’ EQUITY
Bank lines of credit	$18,180	$33,458
Short-term borrowings	1,312	9,121
Current portion of capital lease obligations	2,408	2,539
Trade payables and other accrued liabilities	269,072	236,548
Income taxes payable	10,864	8,083
Deferred income tax liabilities	256	489

Total current liabilities	302,092	290,238
Long-term borrowings	93	199
Capital lease obligations	7,326	7,111
Deferred income tax liabilities	3,860	1,643
Retirement fund obligations	1,251	1,016

Minority interests	2,873	2,699

Commitments and contingencies

Shareholders’ equity:
Common stock	318,409	311,161
Retained earnings	105,855	63,973
Accumulated other comprehensive loss	(38,418)	(50,965)

Total shareholders’ equity	385,846	324,169

Total liabilities and shareholders’ equity	$703,341	$627,075

Exhibit 99.2	Earnings News Release Dated April 6, 2004

UTi Worldwide Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Twelve months ended
	January 31,
	2004	2003
OPERATING ACTIVITIES:
Net income	$44,771	$29,294
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation costs	798	182
Depreciation and amortization	14,806	11,174
Amortization of intangible assets	663	198
Deferred income taxes	847	423
Tax benefit relating to exercise of stock options	836	—
Gain on disposal of property, plant and equipment	171	110
Other	1,395	1,329
Changes in operating assets and liabilities:
Increase in trade receivables and other current assets	(10,172)	(23,564)
Increase in trade payables and other current liabilities	11,743	30,456

Net cash provided by operating activities	65,858	49,602

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(18,720)	(13,572)
Proceeds from disposal of property, plant and equipment	889	430
Increase in other non-current assets	(1,674)	—
Acquisitions of subsidiaries and contingent earn-out payments	(30,288)	(62,944)
Other	(587)	(599)

Net cash used in investing activities	(50,380)	(76,685)

FINANCING ACTIVITIES:
(Decrease)/increase in bank lines of credit	(15,278)	12,396
Decrease in short-term borrowings	(7,421)	(3,727)
Long-term borrowings — repaid	(146)	(204)
Capital lease obligations — repaid	(3,444)	(3,068)
Decrease in minority interests	(1,296)	(1,028)
Proceeds from issuance of ordinary shares	5,614	100,836
Dividends paid	(2,889)	(1,929)

Net cash (used in)/provided by financing activities	(24,860)	103,276

Net (decrease)/increase in cash and cash equivalents	(9,382)	76,193
Cash and cash equivalents at beginning of period	168,125	87,594
Effect of foreign exchange rate changes	(2,056)	4,338

Cash and cash equivalents at end of period	$156,687	$168,125

Exhibit 99.2	Earnings News Release Dated April 6, 2004

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Three months ended January 31, 2004
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$116,128	$112,357	$132,065	$54,786	$—	$415,336

Net revenue	$38,525	$63,711	$22,688	$38,394	$—	$163,318
Staff costs	21,064	38,170	10,101	16,008	1,624	86,967
Depreciation and amortization	1,215	984	602	897	358	4,056
Amortization of intangible assets	—	148	—	31	—	179
Other operating expenses	13,088	20,927	5,743	16,443	948	57,149

Operating income/(loss)	$3,158	$3,482	$6,242	$5,015	$(2,930)	14,967

Interest income, net						74
Losses on foreign exchange						(329)

Pretax income						14,712
Provision for income taxes						(2,230)

Income before minority interests						$12,482

	Three months ended January 31, 2003
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$100,626	$105,101	$90,742	$41,593	$—	$338,062

Net revenue	$26,829	$60,692	$18,822	$26,456	$—	$132,799
Staff costs	15,796	34,219	7,607	10,470	835	68,927
Depreciation and amortization	1,034	925	514	645	439	3,557
Amortization of intangible assets	—	128	—	—	—	128
Other operating expenses	9,690	21,977	5,426	10,510	675	48,278

Operating income/(loss)	$309	$3,443	$5,275	$4,831	$(1,949)	11,909

Interest expense, net						(60)
Losses on foreign exchange						(1,016)

Pretax income						10,833
Provision for income taxes						(3,307)

Income before minority interests						$7,526

Exhibit 99.2	Earnings News Release Dated April 6, 2004

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Twelve months ended January 31, 2004
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$424,457	$449,381	$430,376	$198,661	$—	$1,502,875

Net revenue	$129,404	$252,378	$86,489	$127,870	$—	$596,141
Staff costs	73,814	147,201	36,708	55,667	5,337	318,727
Depreciation and amortization	4,415	3,976	2,140	3,088	1,187	14,806
Amortization of intangible assets	—	594	—	69	—	663
Other operating expenses	40,125	84,760	21,755	51,264	4,970	202,874

Operating income/(loss)	$11,050	$15,847	$25,886	$17,782	$(11,494)	59,071

Interest income, net						1,041
Losses on foreign exchange						(341)

Pretax income						59,771
Provision for income taxes						(13,403)

Income before minority interests						$46,368

	Twelve months ended January 31, 2003
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$372,515	$317,314	$337,430	$142,801	$—	$1,170,060

Net revenue	$99,571	$143,484	$70,626	$91,109	$—	$404,790
Staff costs	54,864	81,603	29,237	35,263	4,004	204,971
Depreciation and amortization	3,526	2,848	1,962	1,982	856	11,174
Amortization of intangible assets	—	198	—	—	—	198
Other operating expenses	30,608	50,382	19,981	37,695	4,276	142,942

Operating income/(loss)	$10,573	$8,453	$19,446	$16,169	$(9,136)	45,505

Interest expense, net						(486)
Losses on foreign exchange						(1,725)

Pretax income						43,294
Provision for income taxes						(12,492)

Income before minority interests						$30,802

Exhibit 99.2	Earnings News Release Dated April 6, 2004

UTi Worldwide Inc.
Supplemental Financial Information
(in thousands)

	Three months ended		Twelve months ended
	January 31,		January 31,
	2004	2003	2004	2003
	(Unaudited)
FORWARDING, CUSTOMS BROKERAGE & OTHER:
Gross revenue from external customers	$335,875	$269,580	$1,202,131	$1,008,874

Net revenue	$99,222	$80,103	$357,987	$296,266
Staff costs	51,165	39,746	187,753	148,843
Depreciation and amortization	2,607	2,362	9,713	8,280
Other operating expenses	31,391	26,066	104,747	91,657

Operating income	$14,059	$11,929	$55,774	$47,486

CONTRACT LOGISTICS, DISTRIBUTION & OTHER:
Gross revenue from external customers	$79,461	$68,482	$300,744	$161,186

Net revenue	$64,096	$52,696	$238,154	$108,524
Staff costs	34,178	28,346	125,637	52,124
Depreciation and amortization	1,091	756	3,906	2,038
Amortization of intangible assets	179	128	663	198
Other operating expenses	24,810	21,537	93,157	47,009

Operating income	$3,838	$1,929	$14,791	$7,155